                                                                    EXHIBIT 99.1

NEWS BULLETIN FROM

[COVANSYS GRAPHIC]



FOR FURTHER INFORMATION

INVESTORS:                              MEDIA:
James Trouba                            Michelle Jones
Tel: (248) 848-8896                     Tel: (248) 848-2269
jtrouba@covansys.com                    mjones@covansys.com

NOT FOR IMMEDIATE RELEASE

                     COVANSYS REPORTS SOLID FOURTH QUARTER
                           AND FULL YEAR 2004 RESULTS

FARMINGTON HILLS, MI, March 15, 2005 - Covansys Corporation (NASDAQ: CVNS), a global consulting and technology services company, today announced its financial results for the fourth quarter and fiscal year ended December 31, 2004.

Covansys reported revenue of $99.2 million in the fourth quarter compared with $91.5 million in the fourth quarter of 2003 and $96.2 million in the prior quarter. For the full fiscal year of 2004, revenue was $374.4 million compared with revenue of $378.6 in fiscal year 2003.

The Company generated net income of $9.2 million for the quarter ended December 31, 2004, up from $6.6 million (restated) in the prior quarter and up from the net income of $5.9 million (restated) in the fourth quarter of 2003. For the full year 2004, net income was $17.5 million compared to $10.1 million (restated) in 2003.

Net income available to common shareholders in the fourth quarter of 2004 was $0.24 per share (on a diluted basis) as compared to $0.13 per share (restated) in the same period last year. In the third quarter of 2004, Covansys' net income available to common shareholders was a loss of $0.81 per share (on a diluted basis) which includes the effect of the recapitalization completed in the third quarter of 2004. For the full year of 2004, net income available to common shareholders was a loss of $0.48 per share compared to income of $0.16 per share (restated) in 2003.

Raj Vattikuti, Covansys founder, president, and chief executive officer, said, "Covansys' strong fourth quarter performance clearly demonstrates our continued success in executing on our business plan. The financial and operational changes we have made are now generating encouraging results, as are the measures we have put into place to better manage our fixed price contracts in the public sector. We believe we are well positioned to capitalize on the opportunities that lie ahead in 2005."

Covansys' fourth quarter 2004 business and operational highlights include:
- Continued strong revenue growth in India and Asia Pacific;
- Added 475 billable consultants, bringing Covansys' total billable headcount in India to more than 3,800 consultants, a 14% increase over third quarter and a 45% increase over fourth quarter 2003;
- Initiated new statements of work on behalf of Fidelity Information Systems, which is now utilizing more than 300 billable consultants; and
- Continued strategic focus on financial services, healthcare and public sector projects.

ADDITIONAL FINANCIAL RESULTS
Domestic utilization was 78.9% in the fourth quarter of 2004, down from 80.0% in the fourth quarter of 2003, and a decline over the last quarter, when domestic utilization was 85.2%. Utilization in India was 75.1% for the fourth quarter, down from 76.2% in the third quarter 2004, and down from 76.0% in the fourth quarter of 2003.

Covansys' effective tax rate was 4.9% for the fourth quarter of 2004 and 20.4% for the full year. During the fourth quarter, the Company reversed $2.2 million of tax valuation reserves related to federal net operating losses that are no longer required based on management's estimates of future profitability of the Company.

The Company's combination of cash and short-term investments at the end of the fourth quarter 2004 was $71.2 million. Cash from operations for the fourth quarter 2004 was $14.1 million. Cash from operations for 2004 was $39.4 million.

During the fourth quarter of 2004, Covansys continued to perform services for one of its significant customers after it had reached the authorized spending limit on a time and material contract. In accordance with the Company's revenue recognition policies, Covansys recognized the costs of providing the services, but did not recognize any revenue for these services in 2004. As a result, gross profit in the Commercial sector was negatively impacted in the fourth quarter by approximately $3.5 million. In 2005, the Company entered into a new contract with that customer which covered these services that had already been rendered. As a result, Covansys will recognize the revenue in the first quarter of 2005.

RESTATEMENT OF 2003 AND 2002 CONSOLIDATED FINANCIAL STATEMENTS
As part of its 2004 year-end closing process, Covansys identified errors that resulted in a restatement of prior period financial statements. Management concluded that step-rent charges for the company's headquarters had been incorrectly accrued and that lease expense for prior periods was incorrect. As a result, the Company restated its operating results for the years ended December 31, 2003 and 2002, the effect of which was to reduce income from operations before income taxes by $.1 million in each period. The impact of this matter on our Consolidated Financial Statements for the periods prior to December 31, 2001, is reflected in the Company's Consolidated Statement of Shareholders' Equity as an adjustment retained earnings of $1.5 million as of December 31, 2001.

Also as part of its year-end closing process, Covansys performed a calculation of the cumulative temporary difference for property and equipment and capitalized software development costs and concluded that the net deferred tax liability required to be recorded for those difference had been misclassified in its financial statements as contingent tax reserves. The Company also reevaluated its accounting for contingent tax reserves from December 31, 2001 to 2004. To correct errors discovered by this analysis, the Company restated its operating results for the year ended December 31, 2003, the effect of which was to increase net income by $.3 million. There was no impact on net income for the year ended December 31, 2002 due to these matters. The impact of this matter on our Consolidated Financial Statements for the periods prior to December 31, 2001, is reflected in the Company's Consolidated Statement of Shareholders' Equity as an adjustment to retained earnings of $1.6 million as of December 31, 2001.

The total effect of impact of the restatement was an increase in net income for the year ended December 31, 2003 of $.2 million, a decrease in net income for the year ended December 31, 2002 of $.1 million and a reduction of net income for all periods prior to 2002 of $3.1 million.

As a consequence of the restatement, the Company's consolidated financial statements for each of the three years in the period ended December 31, 2003 that are included in its 2003 Form 10-K, and its Form 10-Qs for each of the quarterly periods in 2004 should no longer be relied upon. Restated financial statements for the years ended December 31, 2003 and 2002 are included in the Company's 2004 Form 10-K which was filed today. Restated financial statements for each of the quarterly periods ended March 31, 2004, June 30, 2004 and September 30, 2004 (with corresponding prior year financial statements) are expected to be filed on Form 10-Q/As as soon as practicable.

MANAGEMENT'S REPORT ON INTERNAL CONTROL OVER FINANCIAL REPORTING
In accordance with section 404 of the Sarbanes-Oxley Act, management has completed its assessment of the effectiveness of its internal control over financial reporting and has concluded that the Company's internal control over financial reporting was not effective as of December 31, 2004 due to material weaknesses in its internal control in revenue contract accounting, percentage of completion accounting, property and equipment, income taxes and lease accounting. More details on this assessment on internal control over financial reporting and management's plans to remediate these weaknesses are discussed in Covansys' 2004 Form 10-K filed with the SEC.

OUTLOOK
Jim Trouba, Covansys' Chief Financial Officer, noted, "We take the internal controls over financial reporting of this Company and the material weaknesses identified in management's report on internal control over financial reporting very seriously and are dedicated to continuing to strengthen our processes in 2005. As our fourth quarter results indicate, we continue to add billable headcount so that as business conditions continue to improve we can seize opportunities as they arise. Going forward, we expect that we will continue to add billable headcount in the U.S., India and Asia Pacific."

Mr. Vatikutti concluded, "In 2004, we took the steps necessary to position Covansys for its next phase of growth. As we continue to pursue compelling opportunities in the areas of legacy modernization and outsourcing, we look forward to delivering a solid performance in 2005."

CONFERENCE CALL
Covansys will host a conference call to discuss its fourth quarter and full year 2004 financial results on March 16, 2005 at 10:00 a.m. Eastern Time. Interested parties may access the call by dialing 877-407-9210, or 201-689-8049 from outside North America. The call may also be accessed via the Internet on the company's website, www.covansys.com.

A replay of the call will be available beginning at approximately 1:00 p.m. on March 16th through midnight on March 30, 2005 877-660-6853 or 201-612-7415 and referencing account number 286 and conference ID 143462. The replay will also be available on the company's website, www.covansys.com, for 90 days.

ABOUT COVANSYS
Headquartered in Michigan, Covansys Corporation (Nasdaq: CVNS) is a global consulting and technology services company specializing in industry-specific solutions, strategic outsourcing and integration services. Clients gain competitive advantage by leveraging our unique on-site, offsite, offshore delivery capability to achieve rapid deployment, world-class quality and reduced costs. A leader in the public sector market, Covansys is also known for application maintenance and development outsourcing in the healthcare, financial services, retail and distribution, manufacturing, telecommunications and high-tech industries. Founded in 1985, with nearly 6000 employees worldwide, Covansys was one of the first U.S.-based IT services companies to establish offshore facilities in India, and is a pioneer in seamlessly integrating offshore capabilities into its offerings. Two of the company's three wholly owned development centers in India are assessed at Level 5 in SEI CMM(R). All three are ISO 9001:2000 certified and assessed at Level 5 in PCMM(R). Covansys was named one of the leading IT companies for state and local governments in 2002 and 2003 by Washington Technology magazine, and one of the top 500 solution providers in 2002 and 2003 by VARBusiness magazine. Visit our web site: www.covansys.com.

SAFE HARBOR STATEMENT
With the exception of statements regarding historical matters and statements concerning our current status, certain matters discussed herein are forward-looking statements that involve substantial risks and uncertainties. Such forward-looking statements may be identified by the words "anticipate," "believe," "estimate," "expect" or "intend" and similar expressions. Our actual results, performance or achievements could differ materially from these forward-looking statements.

Factors that could cause or contribute to such material differences include internal control weaknesses, impact of changes in estimates on fixed price projects, variability of operating results, failure to recruit, trans and retain skilled IT professionals, exposure to regulatory, political and general economic conditions in India and Asia, short term nature and termination provisions of contracts, competition in the IT services industry, economic conditions unique to clients in specific industries, decline in profitability of European operations, public sector budget constraints, limited protection of intellectual property rights, and risks related to merger, acquisition and strategic investment strategy.

                              COVANSYS CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
               (UNAUDITED, IN THOUSANDS EXCEPT PER SHARE AMOUNTS)


                                                                  THREE MONTHS ENDED DECEMBER 31,      YEAR ENDED DECEMBER 31,
                                                            ------------------------------------------------------------------------
                                                                                     RESTATED                            RESTATED
                                                            -----------------  ------------------  ----------------  ---------------

                                                                      2004              2003           2004               2003
                                                            -----------------  ------------------  ----------------  ---------------

REVENUE                                                               $99,171            $91,476           $374,373         $378,630

COST OF REVENUE                                                        72,182             69,277            281,114          286,183
                                                            -----------------  ------------------  ----------------  ---------------
GROSS PROFIT                                                           26,989             22,199             93,259           92,447

SELLING, GENERAL AND ADMINISTRATIVE                                    16,562             18,572             72,342           82,731
                                                            -----------------  ------------------  ----------------  ---------------

INCOME (LOSS) FROM OPERATIONS                                          10,427              3,627             20,917            9,716


INTEREST EXPENSE                                                          245                 -                 245                -
OTHER INCOME(EXPENSE), NET                                               (485)               825              1,317            1,781
                                                            -----------------  ------------------  ----------------  ---------------

INCOME FROM OPERATIONS BEFORE INCOME TAXES                              9,697              4,452             21,989           11,497

PROVISION FOR INCOME TAXES                                                473             (1,464)             4,485            1,378

                                                            -----------------  ------------------  ----------------  ---------------

NET INCOME                                                              9,224              5,916             17,504           10,119

CONVERTIBLE REDEEMABLE PREFERRED STOCK DIVIDENDS                           -               1,121              3,221            4,433
REDEMPTION OF CONVERTIBLE REDEEMABLE PREFERRED STOCK                       -                   -             28,674                -

                                                            -----------------  ------------------  ----------------  ---------------
NET INCOME (LOSS) AVAILABLE FOR SHAREHOLDERS                            9,224              4,795            (14,391)           5,686

                                                                           -               1,157                 -             1,385
AMOUNTS ALLOCATED TO PARTICIPATING PREFERRED SHAREHOLDERS
                                                            -----------------  ------------------  ----------------  ---------------

NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS                     $9,224             $3,638           ($14,391)          $4,301
                                                            =================  ==================  ================  ===============


EARNINGS PER SHARE:
------------------
                                                             BASIC    DILUTED   BASIC    DILUTED    BASIC   DILUTED   BASIC  DILUTED
                                                            -----------------  ------------------  ----------------  ---------------
NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS           $0.25     $0.24    $0.14      $0.13   ($0.48)  ($0.48)  $ 0.16    $0.16
                                                            =================  ==================  ================  ===============
WEIGHTED AVERAGE COMMON SHARES                              37,425    37,988   26,766     27,089   29,971   29,971   26,976   27,204
                                                            =================  ==================  ================  ===============



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

                              COVANSYS CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEET
                            (UNAUDITED, IN THOUSANDS)


                                                              RESTATED
                                               DECEMBER 31,  DECEMBER 31,
                                                  2004         2003
                                               ------------ ------------
CURRENT ASSETS:
  CASH AND CASH EQUIVALENTS                        $49,841      $89,671
  SHORT-TERM INVESTMENTS                            21,409       37,804
                                               ------------ ------------
                                                    71,250      127,475

  ACCOUNTS RECEIVABLE, NET                          75,388       67,245

  REVENUES EARNED IN EXCESS OF BILLING, NET         24,613       32,127

  PREPAID EXPENSES AND OTHER                        12,331       15,064
                                               ------------ ------------

           TOTAL CURRENT ASSETS                    183,582      241,911

PROPERTY AND EQUIPMENT, NET                         33,468       37,406

GOODWILL, NET                                       19,148       18,441

OTHER ASSETS                                        12,604       17,113
                                               ------------ ------------

           TOTAL ASSETS                           $248,802     $314,871
                                               ============ ============

CURRENT LIABILITIES                                $71,149      $54,383

OTHER LIABILITIES                                    3,462        4,107

PREFERRED STOCK                                          -      168,655

SHAREHOLDERS' EQUITY                               174,191       87,726
                                               ------------ ------------

            TOTAL LIABILITIES AND
            SHAREHOLDERS' EQUITY                  $248,802     $314,871
                                               ============ ============


                              COVANSYS CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (UNAUDITED, IN THOUSANDS)


                                                                                     YEAR ENDED
                                                                                     DECEMBER 31,
                                                                                               RESTATED
                                                                                  2004           2003
                                                                            ---------------- -----------
NET INCOME(LOSS)                                                                    $17,504     $10,119
ADJUSTMENTS TO RECONCILE NET INCOME TO NET CASH USED BY
  OPERATING ACTIVITIES:
  DEPRECIATION AND AMORTIZATION                                                      13,391      15,198
  LOSS ON DISPOSAL AND OBSOLESCENCE OF PROPERTY AND EQUIPMENT                         1,395         944
  PROVISION FOR AND WRITE-OFF OF DOUBTFUL ACCOUNTS                                      892         875
  PROVISION FOR DEFERRED INCOME TAXES                                                   770       2,462
  IMPAIRMENT OF LONG-LIVED ASSETS                                                     1,225
  GAIN FROM SALE OF SHORT-TERM INVESTMENTS                                             (153)     (1,008)
  OTHER                                                                                 271         680
  CHANGE IN ASSETS AND LIABILITIES                                                    4,096       6,440
                                                                            ---------------- -----------
      NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES                            39,391      35,710

CASH FLOWS FROM INVESTING ACTIVITIES:
  INVESTMENT IN PROPERTY, EQUIPMENT AND  THER                                       (10,167)    (10,015)
  PROCEEDS FROM SALE OF AVAILABLE-FOR-SALE SECURITIES                               112,750     170,149
  PURCHASES OF AVAILABLE-FOR-SALE SECURITIES                                        (95,427)   (192,948)
  INVESTMENT IN COMPUTER SOFTWARE                                                      (208)       (909)
                                                                            ---------------- -----------
      NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES                             6,948     (33,723)

CASH FLOWS FROM FINANCING ACTIVITIES:
  NET PROCEEDS FROM ISSUANCE OF COMMON STOCK                                         93,906         370
  NET PROCEEDS FROM EXERCISE OF STOCK OPTIONS AND OTHER, NET                          1,385         511
  REDEMPTION OF CONVERTIBLE REDEEMABLE PREFERRED STOCK                             (179,139)
  REPURCHASES OF COMMON STOCK                                                        (2,408)     (1,485)
                                                                            ---------------- -----------
    NET CASH (USED IN) FINANCING ACTIVITIES                                         (86,256)       (604)
    EFFECT OF EXCHANGE RATE CHANGES ON CASH                                              87
                                                                            ---------------- -----------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                    (39,830)      1,383
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                     89,671      88,288
                                                                            ---------------- -----------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                                          $49,841     $89,671
                                                                            ================ ===========



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